EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 033-05913, 033-53381, 033-27372, 333-40715, 333-55588, 333-113039, 333-113040, 333-129010, 333-143743, and 333-149007) of Analogic Corporation of our report dated September 29, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 29, 2008